UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2016

Rudolph Technologies, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36226	22-3531208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Jonspin Road, Wilmington, Massachusetts 01887
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (978) 253-6200
Not applicable
(Former name or former address, if changed since last report.)
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors: Appointment of Principal Officers.
Dr. Richard F. Spanier did not stand for re-election to the Board of Directors at the Company’s 2016 Annual Meeting of Stockholders on May 18, 2016 when his term was scheduled to expire.   He has retired from the Board of Directors of the Company effective upon the conclusion of that meeting.

Item 5.07 Submission of matters to a Vote of Security Holders.
Rudolph Technologies, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) on May 18, 2016 at its corporate headquarters located in Wilmington, Massachusetts. At the Annual Meeting, the Company’s stockholders voted on the following three proposals and cast their votes as follows:
Proposal 1: Election of two Class II directors to serve for three-year terms expiring upon the 2019 Annual Meeting of Stockholders or until their successors are elected. The director nominees were:

Nominee	For	Against	Abstain	Broker Non-Votes
Daniel H. Berry	23,634,355	1,155,232	64,201	4,080,352
Thomas G. Greig	23,723,714	1,065,924	64,150	4,080,352
Each director nominee was elected a director of Rudolph Technologies, Inc.
Proposal 2: Non-binding advisory vote to approve the compensation of the named executive officers as disclosed in the Company’s Discussion and Analysis and in the tabular and accompanying narrative disclosure regarding named executive officer compensation in the Company’s proxy statement:

For	Against	Abstain	Broker Non-Votes
17,563,246	6,839,256	451,288	4,080,350
This proposal was approved.
Proposal 3: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the year ending December 31, 2016:

For	Against	Abstain	Broker Non-Votes
28,622,417	308,006	3,715	—
This proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RUDOLPH TECHNOLOGIES, INC.
Date: May 18, 2016	By: /s/ Michael P. Plisinski
Michael P. Plisinski Chief Executive Officer